Exhibit 99.1

News Release

Contact:	Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS FIRST QUARTER EARNINGS FOR 2018,

HIGHLIGHTED BY STRONG ORGANIC LOAN GROWTH

Clearfield, Pennsylvania – April 16, 2018

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the first quarter of 2018. Highlights include the following:

•	Net income of $7.1 million for the quarter ended March 31, 2018, or $0.46 per share, compared to net income of $6.5 million for the quarter ended March 31, 2017, or $0.43 per share.

•	Annualized returns on average assets and equity of 1.00% and 11.61%, respectively, for the quarter ended March 31, 2018, compared to 1.00% and 11.39%, respectively, for the quarter ended March 31, 2017. The annualized return on average tangible equity was 13.90% and 13.93% during the quarters ended March 31, 2018 and 2017, respectively.

•	Net interest margin on a fully tax-equivalent basis of 3.72% for the quarter ended March 31, 2018, compared to 3.67% for the quarter ended March 31, 2017.

•	Loans of $2.28 billion as of March 31, 2018, compared to loans of $1.91 billion as of March 31, 2017, representing organic loan growth of 19.2%.

•	Deposits of $2.21 billion as of March 31, 2018, compared to deposits of $2.03 billion as of March 31, 2017, representing organic deposit growth of 9.1%.

•	Book value per share of $16.02 as of March 31, 2018 increased 4.6% compared to book value per share of $15.31 as of March 31, 2017. Tangible book value per share of $13.39 as of March 31, 2018 increased 6.2% compared to tangible book value per share of $12.61 as of March 31, 2017.

•	Non-performing assets of $20.3 million, or 0.70% of total assets as of March 31, 2018, compared to $20.4 million, or 0.74% of total assets, as of December 31, 2017 and $21.6 million, or 0.83% of total assets, as of March 31, 2017.

Joseph B. Bower, Jr., President and CEO, stated, “We are pleased with the growth in the quarter of both deposits and loans. The increases have come from across all four brands. The growth in non-interest expenses in the quarter consist of several items that are isolated to the first quarter. We believe that the expense growth will slow throughout the rest of 2018.”

Net Interest Margin

Net interest margin on a fully tax equivalent basis was 3.72% and 3.67% for the quarters ended March 31, 2018 and 2017, respectively. The yield on earning assets increased 21 basis points to 4.53% for the quarter ended March 31, 2018 from 4.32% for the quarter ended March 31, 2017. The cost of interest-bearing liabilities increased 17 basis points to 0.93% for the quarter ended March 31, 2018 from 0.76% for the quarter ended March 31, 2017.

Total interest and dividend income increased by 17.1% to $29.4 million for the quarter ended March 31, 2018 from $25.1 million for the quarter ended March 31, 2017. Net interest income increased by 13.7% to $24.1 million for the quarter ended March 31, 2018 from $21.2 million for the quarter ended March 31, 2017.

Asset Quality

During the quarter ended March 31, 2018, CNB recorded a provision for loan losses of $1.6 million, as compared to a provision for loan losses of $1.0 million for the quarter ended March 31, 2017. Net chargeoffs in the first quarter of 2018 were $569 thousand, compared to net chargeoffs of $800 thousand in the first quarter of 2017. CNB Bank net chargeoffs totaled $45 thousand and $111 thousand during the quarters ended March 31, 2018 and 2017, or 0.01% and 0.02%, respectively, of average CNB Bank loans. Holiday Financial Services Corporation is CNB’s consumer discount company and recorded net chargeoffs totaling $524 thousand and $689 thousand during the quarters ended March 31, 2018 and 2017, respectively.

In the first quarter of 2018, one commercial real estate loan that was impaired at year end 2017 experienced further deterioration in the financial condition of the borrower, resulting in an additional provision for loan losses of $1.8 million. In spite of the strong organic loan growth in the first quarter of 2018, CNB was able to decrease its general loan loss reserve due to CNB’s continued low historical loan loss experience and its forecast of probable incurred losses inherent in the loan portfolio as of March 31, 2018.

Non-Interest Income

Net realized gains on available-for-sale securities were $0 during the quarter ended March 31, 2018, compared to $1.4 million during the quarter ended March 31, 2017. Net realized and unrealized gains on trading securities were $14 thousand during the quarter ended March 31, 2018, compared to $188 thousand during the quarter ended March 31, 2017. Excluding the effects of securities transactions, non-interest income was $4.7 million for the quarter ended March 31, 2018, compared to $4.2 million for the quarter ended March 31, 2017.

As a result of CNB’s continued focus on growing its Private Client Solutions division, wealth and asset management revenues were $1.0 million during the quarter ended March 31, 2018, an increase of 18.3% from $871 thousand during the quarter ended March 31, 2017. In addition, as a result of its organic deposit growth, CNB experienced an increase in service charges in deposit accounts of $157 thousand, or 14.4%, in the first quarter of 2018 compared to the first quarter of 2017.

Non-Interest Expenses

Total non-interest expenses were $19.0 million and $17.0 million during the quarters ended March 31, 2018 and 2017, respectively. Salaries and benefits expense increased $530 thousand, or 5.9%, during the quarter ended March 31, 2018 compared to the quarter ended March 31, 2017. As of March 31, 2018, CNB had 526 full-time equivalent staff, compared to 487 full-time equivalent staff as of March 31, 2017, an increase of 8.0%. The remainder of the increase in non-interest expenses is primarily a result CNB’s continued growth and the servicing of a larger customer base, along with expenses totaling $698 thousand resulting from stock-based compensation, the change in value of deferred compensation accounts, and a sales tax assessment.

Income Tax Expense

As a result of the enactment of the Tax Cuts and Jobs Act in the fourth quarter of 2017, income tax expense decreased $1.3 million, or 54.0%, during the quarter ended March 31, 2018 compared to the quarter ended March 31, 2017. CNB’s effective tax rate was 13.7% in the first quarter of 2018 compared to 27.4% in the first quarter of 2017.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.9 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, one loan production office, and 41 full-service offices in Pennsylvania, Ohio, and New York. CNB Bank’s divisions include ERIEBANK, based in Erie, Pennsylvania with offices in northwest Pennsylvania and northeast Ohio; FCBank, based in Worthington, Ohio with offices in central Ohio; and BankOnBuffalo, based in Buffalo, New York with offices in northwest New York. CNB Bank is headquartered in Clearfield, Pennsylvania with offices in central and north central Pennsylvania. More information about CNB Financial Corporation and CNB Bank may be found on the Internet at www.cnbbank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited)
	Three Months Ended
	March 31,
(Dollars in thousands, except share and per share data)	2018	2017	% change
Income Statement
Interest income	$29,387	$25,104	17.1%
Interest expense	5,287	3,902	35.5%

Net interest income	24,100	21,202	13.7%
Provision for loan losses	1,631	1,016	60.5%

Net interest income after provision for loan losses	22,469	20,186	11.3%

Non-interest income
Service charges on deposit accounts	1,247	1,090	14.4%
Other service charges and fees	618	529	16.8%
Wealth and asset management fees	1,030	871	18.3%
Net realized gains on available-for-sale securities	—	1,383	NA
Net realized and unrealized gains on trading securities	14	188	-92.6%
Mortgage banking	208	184	13.0%
Bank owned life insurance	400	352	13.6%
Card processing and interchange income	971	878	10.6%
Other	263	298	-11.7%

Total non-interest income	4,751	5,773	-17.7%

Non-interest expenses
Salaries and benefits	9,535	9,005	5.9%
Net occupancy expense of premises	2,496	2,540	-1.7%
FDIC insurance premiums	298	204	46.1%
Core Deposit Intangible amortization	248	331	-25.1%
Card processing and interchange expenses	734	422	73.9%
Other	5,688	4,532	25.5%

Total non-interest expenses	18,999	17,034	11.5%

Income before income taxes	8,221	8,925	-7.9%
Income tax expense	1,124	2,445	-54.0%

Net income	$7,097	$6,480	9.5%

Average diluted shares outstanding	15,200,979	14,893,514

Diluted earnings per share	$0.46	$0.43	7.0%
Cash dividends per share	$0.165	$0.165	0.0%

Payout ratio	36%	38%

Average Balances
Loans, net of unearned income	$2,208,282	$1,908,783
Total earning assets	2,627,992	2,398,522
Total assets	2,831,335	2,591,694
Total deposits	2,173,503	1,998,046
Shareholders’ equity	244,436	227,542
Tangible shareholders’ equity (*)	204,167	186,072

Performance Ratios (quarterly information annualized)
Return on average assets	1.00%	1.00%
Return on average equity	11.61%	11.39%
Return on average tangible equity (*)	13.90%	13.93%
Net interest margin (FTE)	3.72%	3.67%

Loan Charge-Offs
Net loan charge-offs	$569	$800
Net loan charge-offs / average loans	0.10%	0.17%

The following is a non-GAAP disclosure of pre-tax net income excluding the effects of net realized gains on the sale of available for sale securities:

	(unaudited)
	Three Months Ended
	December 31,
	(Dollars in thousands)
	2018	2017	% change
Pre-tax net income, GAAP basis	$8,221	$8,925	-7.9%
Net realized gains on available-for-sale securities	—	(1,383)	NA

Pre-tax net income, non-GAAP	$8,221	$7,542	9.0%

	(unaudited)		(unaudited)
	March 31	December 31	March 31	% change versus
	2018	2017	2017	12/31/17	3/31/17
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$2,276,124	$2,145,959	$1,908,951	6.1%	19.2%
Loans held for sale	1,460	852	9,156	71.4%	-84.1%
Investment securities	425,555	416,859	480,659	2.1%	-11.5%
FHLB and other equity interests	26,564	21,517	20,185	23.5%	31.6%
Other earning assets	2,298	2,199	1,730	4.5%	32.8%

Total earning assets	2,732,001	2,587,386	2,420,681	5.6%	12.9%

Allowance for loan losses	(20,756)	(19,693)	(16,546)	5.4%	25.4%
Goodwill	38,730	38,730	38,730	0.0%	0.0%
Core deposit intangible	1,377	1,625	2,523	-15.3%	-45.4%
Other assets	157,531	160,725	146,919	-2.0%	7.2%

Total assets	$2,908,883	$2,768,773	$2,592,307	5.1%	12.2%

Non interest-bearing deposits	$311,052	$321,858	$291,579	-3.4%	6.7%
Interest-bearing deposits	1,899,003	1,845,957	1,733,900	2.9%	9.5%

Total deposits	2,210,055	2,167,815	2,025,479	1.9%	9.1%

Borrowings	356,398	257,359	229,079	38.5%	55.6%
Subordinated debt	70,620	70,620	70,620	0.0%	0.0%
Deposits held for sale	—	—	6,513	NA	NA
Other liabilities	26,999	29,069	26,398	-7.1%	2.3%

Common stock	—	—	—	NA	NA
Additional paid in capital	96,786	97,042	96,283	-0.3%	0.5%
Retained earnings	152,872	148,298	138,250	3.1%	10.6%
Treasury stock	(602)	(1,087)	(287)	-44.6%	109.8%
Accumulated other comprehensive loss	(4,245)	(343)	(28)	1137.6%	15060.7%
Total shareholders’ equity	244,811	243,910	234,218	0.4%	4.5%

Total liabilities and shareholders’ equity	$2,908,883	$2,768,773	$2,592,307	5.1%	12.2%

Ending shares outstanding	15,285,639	15,264,740	15,297,225

Book value per share	$16.02	$15.98	$15.31
Tangible book value per share (*)	$13.39	$13.33	$12.61

Capital Ratios
Tangible common equity / tangible assets (*)	7.14%	7.46%	7.56%
Tier 1 leverage ratio	8.28%	8.45%	8.50%
Common equity tier 1 ratio	9.58%	10.00%	10.51%
Tier 1 risk based ratio	10.48%	10.97%	11.58%
Total risk based ratio	13.69%	14.32%	15.12%

Asset Quality
Non-accrual loans	$19,319	$19,232	$19,962
Loans 90+ days past due and accruing	475	477	698

Total non-performing loans	19,794	19,709	20,660
Other real estate owned	555	710	939

Total non-performing assets	$20,349	$20,419	$21,599

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$8,234	$8,344	$8,579
Non-performing TDR loans **	9,125	8,959	3,017

Total TDR loans	$17,359	$17,303	$11,596

Non-performing assets / Loans + OREO	0.89%	0.95%	1.13%
Non-performing assets / Total assets	0.70%	0.74%	0.83%
Allowance for loan losses / Loans	0.91%	0.92%	0.87%

*	- Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Return on average tangible equity is calculated by dividing annualized net income by average tangible assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).
**	- Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(Dollars in thousands, except share and per share data)
	(unaudited)		(unaudited)
	March 31	December 31	March 31
	2018	2017	2017
Shareholders’ equity	$244,811	$243,910	$234,218
Less goodwill	38,730	38,730	38,730
Less core deposit intangible	1,377	1,625	2,523

Tangible common equity	$204,704	$203,555	$192,965

Total assets	$2,908,883	$2,768,773	$2,592,307
Less goodwill	38,730	38,730	38,730
Less core deposit intangible	1,377	1,625	2,523

Tangible assets	$2,868,776	$2,728,418	$2,551,054

Ending shares outstanding	15,285,639	15,264,740	15,297,225

Tangible book value per share	$13.39	$13.33	$12.61
Tangible common equity/Tangible assets	7.14%	7.46%	7.56%